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                                                                    EXHIBIT 4.39

[SPECTRUM LOGO]

AUDIT AND GOVERNANCE COMMITTEE CHARTER

DATE ORIGINALLY ISSUED: March 6, 2001
DATE LAST UPDATED:      March 4, 2004

GENERAL RESPONSIBILITIES AND FUNCTIONS

      The general responsibilities of the Audit and Governance Committee (the "Committee") are as follows:

Frequency of Meetings

   - Meet as often as may be deemed necessary or appropriate in its judgment but not less than once a year, either in person or via telephone, with its Chairperson to set and circulate an agenda prior to meeting.

Reporting Responsibilities

   - Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

Legal Responsibilities

   - Perform such functions as may be assigned by law, by the Company's certificate of incorporation, memorandum, articles or similar documents, or by the Board of Directors.

Amendments to Charter

   - Annually review this charter and as deemed necessary, recommend amendments to be ratified by a simple majority of the Board of Directors.

MEMBERSHIP

      The Committee shall consist of at least three directors. Members of the Committee and the Chairperson shall be appointed by the Board and may be removed by the Board in its discretion. The Committee shall consist of a minimum of three members of the Board of Directors, appointed annually, each of whom is affirmatively confirmed as independent by the Board of Directors, with such affirmation disclosed in the Company's annual Information Circular. The membership of the Committee shall meet all independence requirements of the Toronto Stock Exchange and of NASDAQ. The Committee Members shall have sufficient

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financial literacy, which means the ability to read and understand a balance sheet, income statement, cash flow statement and the notes attached thereto, to enable them to discharge their responsibilities in accordance with applicable laws and/or listing requirements of the various stock exchanges on which the company's securities trade. At least one member of the Committee shall have accounting or related financial management expertise that allows that member to read and understand financial statements and the related notes attached thereto in accordance with generally accepted accounting principles ("GAAP").

AUDIT FUNCTIONS

      The Committee has the mandate to provide an open avenue of communication between management, the independent auditor and the Board and to assist the Board in its oversight of the:

      - integrity, adequacy and timeliness of the company's financial reporting and disclosure practices;

      - processes for identifying the principal financial risks of the company and the control systems in place to monitor them;

      - company's compliance with legal and regulatory requirements related to financial reporting;

      -     independence and performance of the company's independent auditor.

      The Committee also prepares its report required to be included in the Corporation's annual proxy statement in accordance with the Securities Exchange Act of 1934, as amended. The Committee shall also perform any other activities consistent with this Charter, the company's by-laws and governing laws, as the Committee or Board deems necessary or appropriate.

      The Committee's role is one of oversight. Management is responsible for preparing the company's financial statements and other financial information and for the fair presentation of the information set forth in the financial statements in accordance with GAAP. Management is also responsible for establishing internal controls and procedures and for maintaining the appropriate accounting and financial reporting principles and policies designed to assure compliance with accounting standards and all applicable laws and regulations.

      The Committee, without the necessity of seeking Board approval, shall have the authority to retain special legal, accounting, or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The independent auditor's responsibility is to audit the company's financial statements and provide its opinion, based on its audit conducted in accordance with generally accepted auditing standards, that the financial statements present fairly, in all material respects, the

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financial position, results of operations and cash flows of the company in accordance with GAAP.

      The Committee is directly responsible for the appointment, compensation, evaluation, termination and oversight of the work of the independent auditor. The independent auditor shall report directly to the Committee, as they are accountable to the Board and the Committee as representatives of the company's shareholders. As such, it is not the duty or responsibility of the Committee or any of its members to plan or conduct any type of audit or accounting review or procedure or set auditor independence standards.

AUDIT AUTHORITY AND RESPONSIBILITIES

In performing its oversight responsibilities, the Committee shall:

1. Review the appointments of the company's Chief Financial Officer and any other key financial executives involved in the financial reporting process;

2. Review with management and the independent auditor the adequacy and effectiveness of the company's accounting and financial controls and the adequacy and timeliness of its financial reporting processes;

3. Advise management and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices (and, in that regard, the Committee directs, and shall be entitled to rely upon, management and the independent auditors to identify financial reporting issues and practices, if any, of significance requiring Committee oversight);

4. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as from time to time in effect (including any Standard hereafter issued in replacement thereof) relating to the conduct of the audit of the Corporation;

5. Review with representatives of the independent auditors, management, and the risk management group, the adequacy of the Corporation's internal controls which shall include a review of the disclosures required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Securities and Exchange Commission;

6. Review with management and the independent auditor the annual audited financial statements and unaudited quarterly financial statements and related documents, prior to filing or distribution, including matters required to be reviewed under applicable legal or regulatory requirements;

7. Review with management and the independent auditor, as appropriate, earnings news releases, management's discussion and analysis and other financial news releases.

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8.    Where appropriate and prior to release, review with management any other news releases that contain significant financial information that has not previously been released to the public;

9. Review with management and the independent auditors to discuss any report required of the independent auditors by Section 204 of the Sarbanes-Oxley Act and rules promulgated thereunder by the Securities and Exchange Commission including any report pertaining to critical accounting policies and practices to be used by the Corporation; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

10. Review with management and the independent auditors to (a) discuss the scope of the annual audit, (b) discuss the annual audited financial statements including disclosures made in management's discussion and analysis, (c) discuss any significant matters arising from the audit or report as disclosed to the Committee by management or the independent auditors, (d) review the form of opinion the independent auditors propose to render with respect to the audited annual financial statements, (e) discuss significant changes to the Corporation's auditing and accounting principles, policies, or procedures proposed by management or the independent auditors, and (f) inquire of the independent auditors of significant risks or exposures, if any, that have come to the attention of the independent auditors and any difficulties encountered in conducting the audit, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

11. Review the company's financial reporting and accounting standards and principles and significant changes in such standards or principles or in their application, including key accounting decisions affecting the financial statements, alternatives thereto and the rationale for decisions made;

12. Review the quality and appropriateness, not just the acceptability, of the accounting policies and the clarity of financial information and disclosure practices adopted by the company, including consideration of the independent auditors' judgments about the quality and appropriateness of the company's accounting policies. This review shall include discussions with the independent auditor without the presence of management;

13. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements and any material reports or inquiries received from regulators or government agencies raising significant issues as to compliance with applicable laws;

14. Supervise and direct any special projects or investigations the Committee considers necessary;

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15.   Review with management and the independent auditor significant related party transactions and potential conflicts of interest;

16. Recommend to the Board and shareholders the independent auditor selected to examine the company's accounts and financial statements. The Committee has the authority to approve all audit engagement terms and fees. The Committee shall pre-approve non-audit and assurance services provided to the company by the independent auditor, but the Chairperson may be delegated the responsibility to approve these services where the fee is not significant;

17. Review with management and the independent auditor the annual audit plan and results of and any problems or difficulties encountered during any external audits and management's responses thereto;

18. Obtain from the independent auditor assurances that in the course of conducting an audit that no "illegal act" (as defined in Section 10A of the Securities Exchange Act of 1934, as amended) has been detected or otherwise come to the attention of the independent auditors that is required to be disclosed to the Committee under said Section 10A;

19. Monitor the independence of the external auditors by reviewing all relationships between the independent auditor and the company and all non-audit and assurance work performed for the company by the independent auditor on at least an annual basis. The Committee shall request and receive a formal Statement of Independence from the independent auditor on an annual basis.

20. Set policies for the Company's hiring of employees or former employees of the independent auditors;

21. Review with senior financial management, the independent auditor and such others as the Committee deem appropriate, the results of internal audits.

22.   Establish and review the company's procedures for the:

      - receipt, retention and treatment of complaints regarding accounting, financial disclosure, internal controls or auditing matters; and

      - receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23. Conduct or authorize investigations into any matters that the Committee believes is within the scope of its responsibilities. The Committee has the authority to retain independent counsel, accountants or other advisors to assist it in the conduct of any investigation, at the expense of the company.

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24.   Review with management the Company's contingency plans and other emergency recovery plans;

25. Prepare any report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement; and

26. The Committee shall report its recommendations and findings to the Board after each meeting and shall conduct and present to the Board an annual performance evaluation of the effectiveness of the Committee.

      In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not employees of the Company and are not, and do not represent themselves to be, serving as accountants or auditors. As such, it is not the responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting procedures and each member of the Committee shall be entitled to rely, in good faith, on the integrity of those persons or organizations within and outside of the Corporation that it receives information, opinions, reports, or statements from and the accuracy of the financial and other information, opinions, reports, or statements provided to the Committee by such persons or organizations.

GOVERNANCE AUTHORITY AND RESPONSIBILITIES

      The Committee is also responsible for assisting the Board of Directors to review on an annual basis the corporate governance policies and procedures of the Company. The Committees governance related responsibilities are as follows:

Committee Assessment

      - Assess the Board's Committee structure on an ongoing basis and recommend changes where appropriate.

Corporate Governance Guidelines and Independence

      - Cause to be prepared and recommend to the Board of Directors the adoption of corporate governance guidelines, and periodically review and recommend changes to the corporate governance guidelines as appropriate, including such recommendations as are desirable or necessary to permit the Board of Directors to function independently of management, including the appointment of a committee of independent Directors to allow for an opportunity to discuss the affairs of the Company in the absence of management.

      - Cause to be prepared and recommend to the Board of Directors the adoption of a code of ethics and periodically review and recommend changes to the code of ethics as appropriate.

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Relationship Management

      - Oversee the relationship between management and the Board of Directors and to recommend improvements in such relationship to the Board of Directors.

      - Review periodically the compliance with and enforcement of the corporate governance guidelines and code of ethics by the Company's senior executives.

      - Recommend to the Board as appropriate and oversee the conduct of any internal investigations of the conduct of senior executives of the Company.

Annual Reviews and Recommendations

      - Review the directorships and other positions held by the Company's Directors and Officers in other organizations.

      - Review the role and responsibilities of the Chair of the Board and the appropriateness of the duties and responsibilities of the Chair of the Board.

General

      - Undertake such other initiatives as are needed to assist the Board of Directors in providing efficient and effective corporate governance for the benefit of shareholders.

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